UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2007

INTEL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-06217	94-1672743
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

2200 Mission College Blvd., Santa Clara, California 95054-1549

(Address of principal executive offices) (Zip Code)

(408) 765-8080

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d)	Election of New Director.

On November 14, 2007, the company's Board of Directors elected Carol Bartz as a member of the Board of Directors, effective January 16, 2008.

Ms. Bartz will receive the standard compensation amounts payable to non-employee directors of the company, as described in the company’s Form 8-K (and its exhibits) dated July 14, 2006.  Her annual retainer and committee fees (if any) will be pro-rated to reflect the remainder of the July to June year in which director cash compensation is paid.  Also pursuant to these arrangements, Ms. Bartz will receive a grant of restricted stock units in January 2008 for a number of shares equal to $72,500, which is one-half of the annual retainer, divided by the average of the high and low sales prices of one share of the company's common stock on the date of grant, which shares will vest ratably on each of the first three anniversaries of the grant date.  Ms. Bartz and the company will also enter into the company's standard form of directors' indemnification agreement, as set forth at Exhibit 10.15 to the company's Form 10-K filed on February 2, 2005, pursuant to which the company agrees to indemnify its directors to the fullest extent permitted by applicable law and subject to certain conditions to advance expenses in connection with proceedings as described in the indemnification agreement.

Ms. Bartz has served as Executive Chairman of the Board of Autodesk, Inc. since April 30, 2006. From April 1992 to April 2006, Ms. Bartz served as Chairman of the Board, Chief Executive Officer and President of Autodesk. Ms. Bartz is also a director of Cisco Systems, Inc. and Network Appliance, Inc.

Item 7.01	Regulation FD Disclosure.

As disclosed under Item 5.02, on November 14, 2007, the Board of Directors elected Carol Bartz as a member of the Board, effective January 16, 2008. The company's press release announcing Ms. Bartz' election is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information referenced in this Item 7.01 shall be deemed incorporated by reference into any registration statement heretofore or hereafter filed under the Securities Act of 1933, as amended, except to the extent that such information is superseded by information as of a subsequent date that is included in or incorporated by reference into such registration statement. The information referenced in this Item 7.01 shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEL CORPORATION (Registrant)
/s/ Cary I. Klafter
Date: November 16, 2007	Cary I. Klafter Corporate Secretary